Exhibit 5.1

[LETTERHEAD OF GOODWIN PROCTER LLP]

September 10, 2015

DCT Industrial Trust Inc.

DCT Industrial Operating Partnership LP

518 17th Street, Suite 800

Denver, Colorado 80202

Re: Securities Being Registered under Registration Statement on Form S-3

Ladies and Gentlemen:

This opinion letter is furnished to you in connection with your filing of a Registration Statement on Form S-3 (as amended or supplemented, the “Registration Statement”) with the United Stated Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of (i) debt securities (the “DCT Debt Securities”) of DCT Industrial Trust Inc., a Maryland corporation (the “Company”); (ii) common stock, par value $0.01 per share, of the Company (the “Common Stock”); (iii) preferred stock, par value $0.01 per share, of the Company (the “Preferred Stock”), which may be issued as such or in the form of depositary shares (the “Depositary Shares”) evidenced by depositary receipts issued against deposit of shares of Preferred Stock pursuant to a deposit agreement to be entered into between the Company and a bank or trust company selected by the Company (the “Depositary”); (iv) units comprised of Common Stock, Preferred Stock, Stock Purchase Contracts (as defined below), Warrants (as defined below) and other securities in any combination (the “Units”); (v) warrants to purchase Common Stock, Preferred Stock, Depositary Shares or Units (the “Warrants”); (vi) stock purchase contracts of the Company (the “Stock Purchase Contracts”), obligating the holders thereof to purchase from or sell to the Company, or the Company to sell to or purchase from such holders, Common Stock, Preferred Stock, Depositary Shares or other security or property at a future date or dates; (vii) debt securities (the “OP Debt Securities”) of DCT Industrial Operating Partnership LP, a Delaware limited partnership and the subsidiary through which the Company owns substantially all its properties and assets and conducts its business (the “Operating Partnership”); (viii) guarantees by the Operating Partnership of DCT Debt Securities (the “OP Guarantees”) and (ix) guarantees by the Company of OP Debt Securities (the “DCT Guarantees”). The DCT Debt Securities, Common Stock, Preferred Stock, Depositary Shares, Warrants, Units, Stock Purchase Contracts, OP Debt Securities, OP Guarantees and DCT Guarantees are referred to collectively herein as the “Securities.” Securities may be issued in an unspecified principal amount (with respect to DCT Debt Securities, OP Debt Securities, OP Guarantees, or DCT Guarantees) or in an unspecified number (with respect to Common Stock, Preferred Stock, Depositary Shares, Warrants or Stock

DCT Industrial Trust Inc.

DCT Industrial Operating Partnership LP

September 10, 2015

Purchase Contracts). The Registration Statement provides that the Securities may be offered separately or together, in separate series, in amounts, at prices and on terms to be set forth in one or more prospectus supplements (each a “Prospectus Supplement”) to the prospectus contained in the Registration Statement.

We have reviewed such documents and made such examination of law as we have deemed appropriate to give the opinions set forth below. We have relied, without independent verification, on certificates of public officials and, as to matters of fact material to the opinions set forth below, on certificates of officers of the Company.

The opinions set forth below are limited to New York law, the Maryland General Corporation Law (which includes reported judicial decisions interpreting the Maryland General Corporation Law), the Delaware Revised Uniform Limited Partnership Act and the federal law of the United States. Without limiting the generality of the foregoing, we express no opinion with respect to (i) state securities or “blue sky” laws, or (ii) state or federal antitrust laws.

For purposes of the opinions set forth below, without limiting any other exceptions or qualifications set forth herein, we have assumed that after the issuance of any Securities offered pursuant to the Registration Statement, the total number of issued shares of Common Stock or Preferred Stock, as applicable, together with the total number of shares of such stock issuable upon the exercise, exchange, conversion or settlement, as the case may be, of any exercisable, exchangeable or convertible security (including without limitation any Unit or Stock Purchase Contract), as the case may be, then outstanding, will not exceed the total number of authorized shares of Common Stock or Preferred Stock, as applicable, under the Company’s articles of incorporation, as amended and then in effect (the “Charter”).

For purposes of the opinions set forth below, we refer to the following as the “Future Authorization and Issuance” of Securities;

•	with respect to any of the Securities, (a) the authorization by the Company and/or the Operating Partnership, as applicable, of the amount, terms and issuance of such Securities (the “Authorization”) and (b) the issuance of such Securities in accordance with the Authorization therefor upon the receipt by the Company and/or the Operating Partnership, as applicable, of the consideration (which, in the case of shares of Common Stock or Preferred Stock, is not less than the par value of such shares) to be paid therefor in accordance with the Authorization;

•	with respect to DCT Debt Securities, OP Debt Securities, DCT Guarantees and OP Guarantees, (a) the authorization, execution and delivery of the indenture or a

DCT Industrial Trust Inc.

DCT Industrial Operating Partnership LP

September 10, 2015

supplemental indenture relating to such Securities by each of the Company and/or the Operating Partnership, as applicable, and the trustee thereunder (b) the establishment of the terms of such Securities by the Company and/or the Operating Partnership, as applicable, in conformity with the applicable indenture or supplemental indenture and applicable law, and (c) the execution, authentication and issuance of such Securities in accordance with the applicable indenture and applicable law;

•	with respect to Preferred Stock, (a) the establishment of the terms of such Preferred Stock by the Company in conformity with the Charter and applicable law and (b) the execution, acknowledgement and filing with the State Department of Assessments and Taxation of Maryland, and the effectiveness of, articles supplementary to the Charter setting forth the terms of such Preferred Stock in accordance with the Charter and applicable law;

•	with respect to Depositary Shares, (a) the authorization, execution and delivery by the Company and the Depositary of the deposit agreement under which such Depositary Shares are to be issued, (b) the establishment of the terms of such Depositary Shares by the Company in conformity with the deposit agreement and applicable law, (c) the authorization, issuance and delivery to the Depositary of the shares of Preferred Stock represented by the Depositary Shares in accordance with the Charter and applicable law, and (d) the execution, countersignature and issuance of depositary receipts evidencing the Depositary Shares in accordance with the deposit agreement and applicable law; and

•	with respect to the Warrants, the Stock Purchase Contracts and Units, (a) the authorization, execution and delivery by the Company and the other parties thereto of any agreement under which such Securities are to be issued, and (b) the establishment of the terms of such Securities, and the execution and delivery of such Securities, in conformity with any applicable agreement under which such Securities are to be issued and applicable law.

Based upon the foregoing, and subject to the additional qualifications set forth below, we are of the opinion that:

1.	Upon the Future Authorization and Issuance of DCT Debt Securities, such DCT Debt Securities will be valid and binding obligations of the Company.

2.	Upon the Future Authorization and Issuance of shares of Common Stock, such shares of Common Stock, will be validly issued, fully paid and nonassessable.

DCT Industrial Trust Inc.

DCT Industrial Operating Partnership LP

September 10, 2015

3.	Upon the Future Authorization and Issuance of shares of Preferred Stock, such shares of Preferred Stock will be validly issued, fully paid and nonassessable.

4.	Upon the Future Authorization and Issuance of Depositary Shares, such Depositary Shares will be validly issued and will entitle the holders thereof to the rights specified in such Depositary Shares and the deposit agreement.

5.	Upon the Future Authorization and Issuance of Units, such Units will be valid and binding obligations of the Company.

6.	Upon the Future Authorization and Issuance of Warrants, such Warrants will be valid and binding obligations of the Company.

7.	Upon the Future Authorization and Issuance of Stock Purchase Contracts, such Stock Purchase Contracts will be valid and binding obligations of the Company.

8.	Upon the Future Authorization and Issuance of OP Debt Securities, such OP Debt Securities will be valid and legally binding obligations of the Operating Partnership.

9.	Upon the Future Authorization and Issuance of OP Guarantees, such OP Guarantees will constitute valid and legally binding obligations of the Operating Partnership.

10.	Upon the Future Authorization and Issuance of DCT Guarantees, such DCT Guarantees will constitute valid and legally binding obligations of the Company.

The opinions expressed above are subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general application affecting the rights and remedies of creditors and to general principles of equity.

This opinion letter and the opinions it contains shall be interpreted in accordance with the Legal Opinion Principles issued by the Committee on Legal Opinions of the American Bar Association’s Business Law Section as published in 53 Business Lawyer 831 (May 1998).

We hereby consent to the inclusion of this opinion as Exhibit 5.1 to the Registration Statement and to the references to our firm under the caption “Legal Matters” in the Registration Statement. In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

DCT Industrial Trust Inc.

DCT Industrial Operating Partnership LP

September 10, 2015

Very truly yours,

/s/ Goodwin Procter LLP

GOODWIN PROCTER LLP